EXHIBIT 10.15
                                  -------------



       DISTRIBUTION AGREEMENT, DATED DECEMBER 1, 2002, BETWEEN THE COMPANY
                            AND MEDICAL DATA NETWORK

                             DISTRIBUTION AGREEMENT

     THIS DISTRIBUTION AGREEMENT ("Agreement"), effective as of the 1st day of December, 2002, is entered into by and between MEDSTRONG INTERNATIONAL CORPORATION ("MIC"), a Delaware corporation, with its principal office located at 500 Silver Spur Road, Rancho Palos Verdes, California 90274, and MEDICAL DATA NETWORK ("Distributor"), a Florida corporation, with its principal office located at 2300 Corporate Boulevard, Suite 214, Boca Raton, Florida 33431.


                                   WITNESSETH:
                                   -----------

     WHEREAS, MIC is a member-based provider of healthcare related services to consumers;

     WHEREAS, among the services provided by MIC is a membership program that allows individuals to store and update their medical records online for confidential and immediate future access (the "MIC Program");

     WHEREAS, Distributor desires to make available to its customers a private label program that will allow its members to access the MIC Program; and

     WHEREAS, MIC desires to work with Distributor to create and administer such a private label program;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:


     1.   THE PRIVATE LABEL PROGRAM:
          -------------------------

     MIC will work with Distributor to create a private label program (the "PLP") pursuant to which PLP members will have access to the MIC Program so that they can store and update their individual medical records online for confidential and immediate access.


     2.   DUTIES OF DISTRIBUTOR:
          ---------------------

     (a) Distributor will be solely responsible for the development and maintenance of any website through which Distributor advertises and/or markets the PLP.

     (b) Distributor will be solely responsible for the design, production and distribution of any advertising or other marketing materials related to the PLP.

     (c) Distributor will make no representation or warranty regarding the MIC Program including, but not limited to, its capabilities or limitations, unless MIC has either (i) made such representation or warranty to Distributor in writing or (ii) approved such representation or warranty in writing.

     (d) Distributor will make no reference to MIC or use any trade name or trademark owned by MIC, either electronically or in printed materials, without the prior written approval of MIC.

     (e) Distributor will be solely responsible for registering all PLP memberships (including renewals) and providing PLP members with any membership materials as distributor desires.

     (f) Distributor will be solely responsible for soliciting renewals of all PLP memberships.


     3.   DUTIES OF MIC:
          -------------

     (a)  MIC will be  solely  responsible  for  maintaining  the  hardware  and
          software   necessary  to  support  the  MIC  program  in  a  protected environment.

     (b) MIC will make all upgrades and improvements to the MIC program available to distributor unless any such upgrade or improvement is being made specifically to address the unique requirements of a particular MIC client.

     (c) MIC shall provide distributor with such technical assistance as may be required, in MIC'S sole reasonable judgment, to facilitate the electronic interface between the systems of MIC and distributor.


     4.   PAYMENT:
          -------

     (a) For each new plp membership sold, distributor will pay MIC the sum of one dollar and fifty cents ($1.50).

     (b)  For  each  plp  membership  renewed,   distributor  will  pay  MIC  in
          accordance with the following schedule:

          (i) For each of the first 100,000 plp memberships renewed in a given year, distributor will pay MIC the sum of five dollars ($5.00);

          (ii) For each of the second 100,000 plp memberships renewed in a given year, distributor will pay MIC the sum of three dollars ($3.00); and

          (iii)For each plp membership renewed in a given year thereafter, distributor will pay MIC the sum of two dollars ($2.00).

     (c) For all PLP memberships sold or renewed in a given calendar month, payment for such memberships and renewals shall be made to MIC not later than the fifteenth (15th) day of the immediately succeeding month. It is understood and agreed by both parties that all such payments shall be made net of cancellations.

     (d) MIC has agreed to pay Distributor a commission on all PLP memberships sold or renewed during a calendar year provided that certain volume levels are achieved. If, for any given calendar year, the net amount paid to MIC by Distributor for PLP membership sales and renewals (the "Net Payment") is at least $1,000,000 but less than $3,000,000, MIC will pay Distributor a commission equal to two percent (2.0%) of such Net Payment. If such Net Payment is at least $3,000,000 but less than $5,000,000, MIC will pay Distributor a commission equal to two and one-half percent (2.5%) of such Net Payment. If such Net Payment equals or exceeds $5,000,000, MIC will pay Distributor a commission equal to five percent (5.0%) of such Net Payment. Any commission payment earned with respect to a particular calendar year will be paid to Distributor not later than March 1st of the immediately succeeding year.

     (e) MIC understands that, from time to time, Distributor may desire to offer free trial PLP memberships for a period of time not to exceed three (3) months. MIC agrees to consider all requests for such trial memberships in good faith. No such trial membership may be offered unless agreed to in writing by both parties.


     5.   SALES TERRITORY; EXCLUSIVITY:
          ----------------------------

     (a) Distributor shall have the right to offer PLP memberships for sale throughout the United States. Except as set forth below, this right shall not limit the ability of MIC to offer the MIC Program for sale to individuals directly or through other distributors and representatives. Additional territories to be mutually agreed.

     (b) Notwithstanding paragraph (a) above, MIC acknowledges that primary care physicians constitute Distributor's target market. From the date of this Agreement through and including December 31, 2003, MIC agrees that (i) it shall not offer any product competitive with PLP to primary care physicians at a price less than that charged by Distributor for a PLP membership, and (ii) it shall not provide its products to any other distributor or representative that directly solicits primary care physicians. For each succeeding calendar year, the exclusivity granted by this paragraph (b) shall remain in force and effect if and only if Distributor has produced the following volume of sales and/or renewals (net of cancellations) for the immediately preceding calendar year:

          (i)   Exclusivity in the second year:       75,000 memberships in the first year
          (ii)  Exclusivity in the third year:       180,000 memberships in the second year
          (iii) Exclusivity in all subsequent years: 350,000 memberships in prior year

     6.   COVENANTS NOT TO COMPETE:
          ------------------------

     (a) MIC will not directly solicit PLP members' customer lists and data is property of Distributor.

     (b) During the term of this Agreement, and for a period of one (1) year thereafter, neither party shall directly solicit or hire any current or past employee contractor of the other with an offer of employment.


     7.   TERM AND TERMINATION:
          --------------------

     (a) The initial term ("Initial Term") of this Agreement shall run from December 1, 2002 through December 1, 2005. Unless otherwise terminated pursuant to the terms hereof, this Agreement shall automatically renew for additional one-year periods.

     (b) This agreement may be terminated with one hundred-twenty (120) days written notice as follows:

          (i)  by mutual written agreement of the parties;

          (ii) If a party commits a material breach of this Agreement, and such breach is not cured for a period of 30 days after written notice is given to the breaching party specifying the nature of the breach and requesting that it be cured within the thirty (30) day period to the satisfaction of the non-breaching party;

          (iii)In the event any party files bankruptcy, becomes insolvent, has a receiver of its assets appointed, make a general assignment for the benefit of creditors, or has any procedure commenced for reorganization of its affairs.

     (c) Upon termination of this Agreement by either party, all obligations hereunder shall cease, except as follows:

          (i) MIC will provide the services contracted for hereunder until such time as all PLP memberships then in existence expire; and

          (ii) Each party shall be entitled to receive any and all compensation that became due the party prior to such termination.


     8.   SOFTWARE:
          --------

     (a) MIC acknowledges that its inability to support plp would have an adverse effect on distributor's business. therefore, MIC hereby grants distributor a non-transferable and non-exclusive license to possess and use the software necessary to support the MIC program (the
          "software") in strict accordance with the following terms and conditions:

          (i)  MIC must have  committed  a  termination  event as  described  in section 7(c)(ii) or (iii) above;
          (ii) MIC must have failed to provide distributor with support for the plp as contracted for hereunder for a period of not less that ten
               (10) consecutive business days; and
          (iii)The  failure of MIC to provide the  support  described  in clause
               (ii) above must result from a cause other than force majeure.
          (iv) Distributor to provide, at no charge,  back-up server hosting for
               MIC.

          Distributor shall not sell, lease, assign, transfer, sublicense, modify, translate, duplicate, reproduce, copy or otherwise disseminate all or any portion of the software, or any information pertaining thereto, to any other party without the prior written consent of MIC. Any use and/or dissemination of the software not expressly permitted hereunder shall constitute a breach of this agreement and distributor shall be subject to any and all legal remedies available to MIC.

     (b) In the event that this agreement shall terminate for any reason whatsoever, distributor shall be entitled to purchase a permanent, non-transferable, non-exclusive license to possess and use the software for its own business purposes in consideration for the following payments to MIC:

          (i) Annual payments of fifty thousand dollars ($50,000) for a period of four (4) years; such payments to be made within thirty (30) days of the effective date of such termination; and

     (c) For so long a distributor shall have a license to use and possess the software, distributor shall have the right to make such modifications, upgrades and other improvements to the software in its possession as distributor shall desire at its sole cost and expense. distributor shall make such modifications, upgrades and other improvements, if any, available to mic for its general use at no additional cost or expense to MIC.


     9.   ACQUISITION OF EQUITY INTEREST:
          ------------------------------

          Distributor's interest in acquiring equity interest in MIC to be negotiated at a future date.


     10.  MIC WARRANTS:
          ------------

          At the time of its initial offering, MIC sold shares of its common stock with certain warrants attached (the "Warrants"). MIC can require that these Warrants be exercised upon the satisfaction of certain conditions and such exercise will generate additional equity for MIC. As an additional inducement for Distributor to enter into this Agreement and to assist Distributor in recovering a portion of its start-up costs, MIC agrees to pay Distributor the sum of Two Hundred Fifty Thousand Dollars ($250,000) in the event the Warrants are exercised at any time during the first 270 days of the term of this Agreement. If the Warrants are exercised at any time during the term of this Agreement after the first 270 days have elapsed, MIC shall pay Distributor the sum of One Hundred Thousand Dollars ($100,000). If (i) the Warrants are never exercised or (ii) this Agreement has terminated prior to any such exercise, MIC shall make no additional payment to Distributor pursuant to this Section 10.


     11.  INDEMNIFICATION:
          ---------------

          Distributor agrees to indemnify and hold harmless MIC, its officers, employees, affiliates and agents, from any and all claims, lawsuits or damages, (including any punitive or extra contractual damages) or other liabilities resulting from (i) any breach of this Agreement by Distributor, or (ii) any willful misconduct or gross negligence attributable to the acts or omissions of Distributor, its affiliates, or any of its officers, employees or representatives.

     MIC agrees to indemnify and hold harmless Distributor, its officers, employees, affiliates, and agents from any and all claims, lawsuits, damages (including any punitive or extra contractual damages) or other liabilities resulting from (i) any breach of this Agreement by MIC, or (ii) any willful misconduct or gross negligence attributable to the acts or omissions of MIC, its affiliates, or any of its officers, employees or representatives.


     12.  INFORMATION AND REPORTS:
          -----------------------

     (a)  Each  payment  made to MIC  pursuant  to  Section  4  hereof  shall be accompanied by a report prepared by Distributor, in a format reasonably acceptable to MIC, containing such information as MIC shall reasonably request with respect to the sale and renewal of PLP memberships for the corresponding month.


     (b) Each payment made to Distributor pursuant to Section 4(d) hereof shall be accompanied by a report prepared by MIC, in a format mutually agreed by both parties, containing such information as Distributor shall reasonably request with respect to earned commission.



     13.  NOTICES:
          -------

          Any and all notices required to be given under this Agreement or which either of the parties may desire to give shall be in writing and shall be served by (i) registered or certified mail, postage prepaid, return receipt requested, or (ii) any recognized national or international overnight delivery service to the addresses first set forth below.


Medstrong International Corporation          Medical Data Network
500 Silver Spur Road                         2300 Corporate Boulevard, Suite 214
Rancho Palos Verdes, California 90274        Boca Raton, Florida  33431
Attention:  Jerry R. Farrar                  Attention:  Stuart Graff


     14.  ASSIGNMENT:
          -----------

          This Agreement shall not be assignable by either party without the express written consent of the other party, which consent may denied at the sole discretion of such other party.

     15.  GOVERNING LAW:
          -------------

          The laws of the State of California shall govern this Agreement. The section headings are for purposes of convenience only, and shall not be deemed to constitute a part of this Agreement or to affect the meaning of this Agreement in any way.


          IN WITNESS WHEREOF, the duly authorized representatives of the parties hereto have executed this Agreement, effective as of the date first set forth above.


MEDSTRONG INTERNATIONAL CORPORATION


By:
   -------------------------------------


Name:
     -----------------------------------


Title:
      ----------------------------------




MEDICAL DATA NETWORK


By:
   -------------------------------------


Name:
     -----------------------------------


Title:
      ----------------------------------

                                   ADDENDUM A

1.        Title of the agreement is modified to read:

          WHOLESALE PRIVATE LABEL AGREEMENT

2. In the first Paragraph, the phase "THIS DISTRIBUTION AGREEMENT" is replaced with:

          THIS WHOLESALE PRIVATE LABEL AGREEMENT

3.        Section 1 is appended as follows:

          Distributor is utilizing MIC's system on a wholesale, private label basis. Distributor is not acting as an agent on behalf of MIC. Distributor's Customers shall remain the sole property of Distributor under all circumstances. No solicitations, marketing material, or any other use of Distributor's customer base or customer list may be done under any circumstances without express written permission of Distributor.

4. In Section 7(b), it is understood that items (i), (ii), (iii) are separated by "OR" and that any one of the conditions is sufficient to satisfy 7(b).

5.        Item 8.(a)(iv) is removed.


6.        All  references  to  Medical  Data  Network  are  changed  to MD  Data
          Networks, LLC.

                                    AMENDMENT



This document constitutes an Amendment to the Distribution Agreement dated December 1, 2002 by and between MedStrong International Corporation ("MIC") and MD Data Networks LLC ("Distributor").

The title of the December 1, 2002 Distribution Agreement is hereby modified to read: Wholesale License Agreement.

In the first paragraph, the phrase "THIS DISTRIBUTION AGREEMENT" is hereby replaced with "THIS WHOLESALE LICENSE AGREEMENT". Distributor shall hereinafter be known as Licensee.

Section 1 is appended as follows: Licensee is utilizing MIC's system on a license basis. Licensee is not acting as an agent on behalf of MIC. Licensee's customers shall remain the sole property of Licensee. No solicitations, marketing material, or any other use of Licensee's customer base or customer list may be done under any circumstances without the express written consent of Licensee

Section 4, PAYMENT, is appended as follows: The price to be paid by Licensee to MIC is modified in Section 4a, b (i) (ii) (iii) to be one dollar ($1.00) for each plan sold new, and one dollar ($1.00) for each renewal plan sold.

Section 4 (d), Volume Commission, shall hereby be made null and void.

Software enhancements:

          Any improvements to the software systems will be disclosed to MIC and MIC can choose to use or not to use said enhancements under a license arrangement from Licensee. Such license agreement granted by Licensee will not be unreasonably withheld, and not unreasonably priced to MedStrong. The use and price to be mutually agreed upon by MIC and Licensee.

Licensee can choose to host and/or back up MIC's servers at their own expense.

MedStrong International Corporation

By:
   ------------------------------------
         Jerry R. Farrar, President/CEO

Date:
   ------------------------------------


MD Data Networks, LLC

By:
   -------------------------------------

Name:
     -----------------------------------

Title:
      ----------------------------------

Date:
   ------------------------------------